EXHIBIT 32.1

                           SECTION 1350 CERTIFICATIONS

      In connection with the Annual Report on Form 10-KSB for the period ended December 31, 2004 (the "Report") of FirstFed Bancorp, Inc. (the "Company"), as filed with the Securities and Exchange Commission on the date hereof, the undersigned, Chief Executive Officer and Chief Financial Officer of the Company, hereby each certify that to the best of our knowledge:

      (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.


\s\ B. K. Goodwin, III                               March 18, 2005
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B. K. Goodwin, III, Chief Executive Officer          Date


\s\ Lynn J. Joyce                                    March 18, 2005
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Lynn J. Joyce, Chief Financial Officer               Date

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. The information furnished herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.